Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Greenfire Resources Operating Corporation
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/27/2025
Reporting Entity ESTMA Identification Number	E368488

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Tony Kraljic				Date	5/27/2025
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Greenfire Resources Operating Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E368488
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Government of Alberta			40,400,000	3,700,000					44,100,000	Government of Alberta, Alberta Energy Regulator, Provincial Treasurer.
Canada -Alberta	Regional Municipality of Wood Buffalo		4,440,000							4,440,000
Canada -Alberta	Chipewyan Prairie Industry Relations LP				100,000					100,000

Additional Notes:

[1]	Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Greenfire Resources Operating Corporation					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E368488
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Hangingstone	3,980,000	40,340,000	2,170,000					46,490,000	This includes Hangingstone Expansion and Hangingstone Demo
Canada -Alberta	Corner	-	-	650,000					650,000
Canada -Alberta	Chard	-	-	730,000					730,000
Canada -Alberta	E63	10,000	40,000	180,000					230,000
Canada -Alberta	MCKAY	460,000	20,000	70,000					550,000

Additional Notes[3]:

[1]	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
[3]	Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

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